UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 12, 2024

LUMOS PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Marathon Blvd., Suite 200

Austin, Texas 78756

(Address of Principal Executive Offices)

(512) 215-2630

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of the Closing Date (defined below), and subject to the consummation of the Merger (as defined below), Lumos Pharma, Inc. (the “Company” or “Lumos”) terminated the Company’s 2009 Equity Incentive Plan, 2012 Equity Incentive Plan, the 2010 Non-Employee Directors’ Stock Award Plan and the Company’s 2010 Employee Stock Purchase Plan, as amended.

In connection with the consummation of the Merger and as a result of the shares of the Company being delisted from Nasdaq, the Company provided notice on December 5, 2024 to Cantor Fitzgerald & Co. (“Cantor”) to terminate that certain Controlled Equity OfferingSM Sales Agreement, dated December 30, 2020, by and between the Company and Cantor, as agent, in accordance with the terms therein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Lumos in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2024, the Company entered into an Agreement and Plan of Merger, dated as of October 22, 2024 (the “Merger Agreement”), with DPV Parent, Inc., a Delaware corporation (“Parent”), DPV MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purpose of Section 9.17, Double Point Ventures LLC, a Delaware limited liability company (“DPV”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on December 12, 2024, Merger Sub completed a tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for (i) $4.25 per Share in cash, without interest and less applicable tax withholding (the “Cash Amount”), plus (ii) one non-transferable, unsecured contingent value right per Share, which represents the right to receive additional contingent cash consideration (without interest thereon) payable upon achievement of certain milestones (a “CVR”, and each CVR together with the Cash Amount, the “Offer Price”) as described in the contingent value rights agreement (the “CVR Agreement”), dated December 12, 2024, by and among Parent, Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare Inc., the “Rights Agent” or “Computershare”), all upon the terms and subject to the conditions as set forth in the Offer to Purchase, dated November 13, 2024 (as amended on November 29, 2024, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The Offer expired at one minute after 11:59 p.m., Eastern time, on Wednesday, December 11, 2024. According to Computershare, the depositary and paying agent for the Offer, a total of 6,544,417 Shares were validly tendered, and not validly withdrawn, representing approximately 75.62% of the outstanding Shares. The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied or waived and Merger Sub accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on December 12, 2024 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than (i) Shares held in the treasury of the Company or, directly or indirectly, owned by Parent or Merger Sub immediately prior to the Effective Time, which were canceled without any conversion thereof and no consideration delivered in exchange therefor, and (ii) any Shares held by stockholders or owned by beneficial owners who were entitled to, and who perfected, appraisal rights for such Shares in accordance with the DGCL) was canceled and converted automatically into the right to receive the Offer Price without interest from Merger Sub.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each option granted by Lumos to purchase Shares (each, a “Lumos Stock Option”) that was then outstanding but not then vested or exercisable was immediately vested and exercisable in full, as if any service- or performance-based vesting conditions had been achieved at the maximum level of achievement. After giving effect to such accelerated vesting, at the Effective Time, each Lumos Stock Option that was then outstanding with a per share exercise price that was less than the Cash Amount (an “In-the-Money Option”) was canceled in exchange for the right to receive (i) an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (x) the excess of the Cash Amount over the applicable exercise price of such Lumos Stock Option by (y) the number of Shares underlying such Lumos Stock Option and (2) one CVR for each Share underlying such In-the-Money Option and (B) each Lumos Stock Option that has a per Share exercise price that is equal to or greater than the Cash Amount (an “Out-of-the-Money Option”) was cancelled without any cash payment or issuance of CVRs being made in respect thereof.

At the Effective Time, each then-outstanding restricted stock unit representing a contingent right to receive one Share upon vesting (a “Lumos RSU”), whether vested or unvested, was cancelled in exchange for the right to receive (A) an amount in cash without interest, less any applicable tax withholding, equal to the product of (1) the Cash Amount and (2) one CVR for each Share underlying such Lumos RSU.

The foregoing descriptions of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and CVR Agreement attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on December 12, 2024 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, holders of Shares, In-the-Money Options and Lumos RSUs ceased to have any rights in connection with their holding of such securities (other than their right to receive the Merger consideration described in Item 2.01 above).

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent. Merger Sub obtained the funds necessary to fund the cash used to consummate the Merger at the approximate total equity value of $38 million from cash on hand.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Acceptance Time (as defined therein), each of Richard J. Hawkins, Thomas A. Raffin, Joe McCracken, DVM, MS, Lota Zoth, Chad A. Johnson, JD, An van Es-Johansson, Kevin Lalande resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the director of Merger Sub immediately prior to the Effective Time became the director of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Christopher Uzpen. The officers of Lumos immediately prior to the Effective Time became the officers of the Surviving Corporation.

Information regarding the new director of the Surviving Corporation has been previously disclosed in Schedule I to the Offer to Purchase, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, immediately following the Effective Time, (i) the Surviving Corporation’s certificate of incorporation was amended and restated in its entirety, as set forth on Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation, as set forth on Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Closing Press Release

On December 12, 2024, Parent and the Company issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. The full text of the press release issued by Parent and the Company is attached as Exhibit (a)(5)(B) to the Schedule TO T/A filed by Parent, Merger Sub, and DPV on December 12, 2024, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated October 22, 2024, by and among Lumos, Parent and Merger Sub (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-35342) filed on October 23, 2024).

2.2+	Contingent Value Rights Agreement, dated December 12, 2024, by and among Parent and Computershare Inc.

3.1+	Eleventh Amended and Restated Certificate of Incorporation of the Company.

3.2+	Second Amended and Restated Bylaws of the Company.

99.1	Press Release of the Company and Parent issued on December 12, 2024 (incorporated herein by reference to Exhibit (a)(5)(B) to the Schedule TO T/A filed by DPV, Parent and Merger Sub on December 12, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5), 601(b)(2)(ii) or 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2024

LUMOS PHARMA, INC., a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer